Exhibit 99.1

DSP Group Strengthens its Position in Rapidly Growing Headset Market with Acquisition of SoundChip SA

Acquisition extends ANC technology and system design expertise to form best-of-breed provider of next-generation headsets

Google, Panasonic and Technics launch new TWS headsets leveraging DSP Group’s cutting-edge audio technology

San Jose, CA, June 9, 2020 – DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, today announced the acquisition of privately owned SoundChip SA, a leading supplier of active noise cancellation (ANC) technology, engineering services, design tools, and production-line test systems for headsets. The acquisition combines SoundChip’s proven capabilities in hybrid ANC with DSP Group’s SmartVoice™ advanced low-power voice processing platform, algorithms, and mixed-signal expertise to streamline the delivery of cutting-edge wireless and true wireless stereo (TWS) headsets, from concept through to manufacturing. DSP Group’s technologies have recently been adopted by Google, Panasonic and Technics in their latest TWS headset models.

The acquisition of SoundChip, alongside the strategic customer wins, marks a major milestone for DSP Group as it emerges as a best-of-breed provider of technology and expertise for smart hearables, a market that is expected to grow rapidly. For example, according to Strategy Analytics, the total market for TWS units is expected to grow from 170 million units in 2019 to 1.2 billion units by 2024[1], representing an $8 billion total addressable market (TAM) for DSP Group. The company’s solutions are ideal for TWS applications as their combination of low power consumption, advanced algorithms and small footprint, enable hands-free operation and artificial intelligence (AI) processing with robust ANC over longer playback and talk times, all within the TWS earbud’s ever-shrinking form factor.

According to a recently published iFixit teardown, DSP Group’s advanced SmartVoice solution is driving Google’s recently launched Pixel Buds 2. Earlier this year, Technics and Panasonic launched ANC-enabled TWS headsets based on a family of new advanced hybrid ANC codecs from DSP Group incorporating SoundChip’s patented Soundflex® technology. Product reviews have been very positive. For example, Forbes reported, “Not only are these earbuds completely wireless, but they also include an ANC (active noise-canceling) function for reducing background noises such as the drone of an aircraft’s engines or the hum of a busy office. It’s a bold move by Panasonic to compete with market leaders like Sony and Sennheiser but based on my first impressions of this new pair of earbuds that I’ve just reviewed, I think Panasonic has scored a direct hit.” [2]

“The global pandemic has created extensive challenges for businesses and consumers worldwide, but it has also intersected with DSP Group’s business initiatives, presenting significant new opportunities,” said Ofer Elyakim, CEO of DSP Group. “Major trends, including work from home, remote communications, and voice as a user interface, all emphasize the need for robust, integrated, and highly optimized state-of-the-art voice and connectivity solutions. DSP Group is committed to providing these solutions to meet the needs of our customers and their rapidly expanding markets. The acquisition of SoundChip is an important element of our overall strategy to efficiently deliver the highest quality and most comprehensive solutions into an expanding TAM for voice and communications devices.”

“We have been working closely with SoundChip on a number of shared-customer designs, and the acquisition is a natural and exciting evolution for us both,” said Ran Klier, CVP & GM Hearables and UC product lines at DSP Group. “Our tier one customer base includes some of the world’s leading headset brands. For them, and for all of our current and future customers, we are highly optimistic that the unique combination of DSP Group’s SmartVoice and SoundChip’s ANC technologies will generate solid demand for their next generation of hearable products.”

“ANC represents a unique and challenging system-level problem. The high degree of coupling that exists between a headset’s acoustic, mechanical and hardware components creates a level of complexity that is often difficult for customers to master while attending to other important aspects of their products’ design,” said Mark Donaldson, SoundChip’s CEO. “Through our close collaboration with DSP Group, we have been able to successfully integrate our leading ANC technologies into a family of smart codecs that are gaining strong traction in the marketplace. In joining DSP Group, SoundChip’s talented team of electroacoustic engineers very much looks forward to multiplying this success.”

DSP Group has agreed to pay $14.5 million in cash upon closing of the acquisition and up to an additional $6.0 million subject to the performance of certain business criteria. The transaction is projected to close in the third quarter of 2020, subject to customary closing conditions. DSP Group expects to fund the transaction from existing cash.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement. We seek to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. Experts in voice processing, DSP Group invests heavily in innovation for the smart future. The result is leading-edge semiconductor technology that allows our customers to develop products that enhance user experiences. From mobile phones to VoIP and virtual assistants using cloud-based voice services, DSP Group answers the growing demand for the ever-expanding collection of voice-controlled smart devices. For more information, visit www.dspg.com.

About SoundChip SA

SoundChip is a leading supplier of electroacoustic technology and engineering services. The company’s patented active noise cancellation solutions, which feature advanced situational awareness and augmented audio capabilities, enable smart headsets with class-leading ANC, enhanced speaking comfort and smart-audio features, including Smartaware™ and Framed Adaptive™. For further information about SoundChip, visit www.soundchip.com.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward looking statements include (i) those relating to the potential benefits of the acquisition such as the combination of the two technologies enables DSP Group to expedite the delivery of class-leading wireless and TWS headsets, from concept through to manufacturing, and presenting DSP Group with the opportunity to address a market that is expected to grow rapidly to 1.2 billion units by 2024 with a $8 billion TAM, (ii) DSP Group’s solutions are ideal for TWS applications, and (iii) trends that have emerged from the global pandemic has intersected with DSP Group’s business initiatives and presents significant new opportunities. The risks, uncertainties and assumptions that could cause differing DSP Group results include: effects of the COVID-19 pandemic and the impact on the demand for consumer electronics, DSP Group’s ability to successfully integrate SoundChip’s operations; DSP Group’s ability to implement its plans, forecasts and other expectations with respect to the SoundChip business after the completion of the transaction and realize expected synergies; disruption from the transaction making it more difficult for DSP Group to maintain business and operational relationships; the negative effects of the announcement or the consummation of the proposed transaction on the market price of DSP Group’s common stock or operating results; unknown liabilities related to the transaction; the risk of litigation or regulatory actions related to the transaction; market penetration of DSP Group’s VUI and SmartVoice products; unexpected delays in the commercial launch of new products; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2019, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

The DSP Group logo is a registered trademark. All other product and company names are trademarks or registered trademarks of their respective holders.

Contact:

Tali Chen

Chief Marketing Officer

DSP Group, Inc.

Tel: +1 (408) 240-6826

Email: tali.chen@dspg.com

@ChenDsp

References:

[1]: imore.com

[2]: Forbes.com